Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-209940 on Form S-1 of our report dated March 4, 2016 (May 31, 2016 as to the effects of the common stock split discussed in Note 4), relating to the financial statement schedules appearing in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 6, 2016